As filed with the Securities and Exchange Commission on July 2, 2020

Registration No. 333-230561

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IBERIABANK Corporation

(First Horizon National Corporation, as successor by merger to IBERIABANK Corporation)

(Exact name of registrant as specified in its charter)

Louisiana	72-1280718
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 West Congress Street

Lafayette, Louisiana 70501

(337) 521-4003

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert B. Worley, Jr.

Executive Vice President, General Counsel and Secretary

IBERIABANK Corporation

601 Poydras Street

Suite 2075

New Orleans, Louisiana 70130

(504) 3310-7320

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lee A. Meyerson, Esq.

Matthew B. Rogers, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY STATEMENT – DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No.  1 relates to the Registration Statement on Form S-3 (Registration No. 333-230561) filed by IBERIABANK Corporation, a Louisiana corporation (the “Company”), with the Securities and Exchange Commission on March 28, 2019 (the “Registration Statement”).

On July 1, 2020, pursuant to an Agreement and Plan of Merger, dated as of November 3, 2019, between the Company and First Horizon National Corporation, a Tennessee corporation (“First Horizon”), the Company merged with and into First Horizon, with First Horizon as the surviving entity (the “Merger”).

As a result of the Merger, the Company has terminated any and all offerings of securities under the Registration Statement. In accordance with the undertakings made by the Company in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, and in accordance with Rule 478 under the Securities Act, to remove from registration, by means of this Post-Effective Amendment No. 1 to the Registration Statement, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, First Horizon, as successor to the Company, hereby removes from registration all securities registered under the Registration Statement but that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on this 2nd day of July, 2020.

FIRST HORIZON NATIONAL CORPORATION (as successor by merger to IBERIABANK Corporation)

By:	/s/ William C. Losch III
Name: William C. Losch III
Title: Executive Vice President and Chief Financial Officer